Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Announces Closing of Initial Public Offering

Harrisburg, PA, July 21, 2015 – Ollie’s Bargain Outlet Holdings, Inc. (“Ollie’s” or the “Company”) announced today the closing of its initial public offering of 10,263,750 shares of common stock at a price of $16.00 per share. The number of shares issued at closing included the exercise in full of the underwriters’ option to purchase 1,338,750 additional shares. All of the shares were offered by Ollie’s. Ollie’s received approximately $153.1 million in proceeds from the offering, net of underwriting fees, all of which will be used to repay a portion of outstanding borrowings under the Company’s senior secured credit facilities.

J.P. Morgan, Jefferies and BofA Merrill Lynch served as joint lead book-running managers and as representatives of the underwriters for the proposed offering. Credit Suisse, Piper Jaffray, KeyBanc Capital Markets and RBC Capital Markets acted as joint book-running managers for the proposed offering.

The offering of these securities was made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained by contacting:

•	J.P. Morgan Securities LLC, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, or via telephone: 1-866-803-9204

•	Jefferies LLC, Attention: Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY, 10022, via telephone: 877-547-6340, or via email: Prospectus_Department@Jefferies.com

•	BofA Merrill Lynch, 222 Broadway, New York, NY, 10038, Attention: Prospectus Department, or via email dg.prospectus_requests@baml.com

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on July 15, 2015. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The registration statement on Form S-1 may be accessed through the SEC’s website at http://edgar.sec.gov.

About Ollie’s

Ollie’s is an extreme value retailer of brand name merchandise at drastically reduced prices. Known for its assortment of “Good Stuff Cheap,” Ollie’s offer customers a broad selection of brand name products, including housewares, food, books and stationery, bed and bath, floor coverings, toys and hardware.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risk regarding when we can complete the offering, our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in the registration statement on Form S-1 and in the prospectus. Any forward-looking statement made in this press release speaks only as of the date on which it is made. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

John Rouleau

ICR

203-682-8200

John.Rouleau@icrinc.com

Media Contact:

Jessica Liddell

ICR

203-682-8200

Jessica.Liddell@ICRinc.com